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                                                                    Exhibit o(3)

                   DWS International Portfolio Management GmbH

         Code of Ethics and Statement of Policy and Procedures Regarding
                        Personal Securities Transactions

1.       Purposes

         (a) As a registered investment adviser and a fiduciary, DWS International Portfolio Management GmbH ("DWSIPM") owes an undivided duty of loyalty to the investment companies (i.e. funds) and other persons or entities for which DWSIPM serves as investment manager or adviser ("Clients"). DWSIPM must avoid even the appearance of a conflict that may compromise the trust Clients have placed in DWSIPM and must insist on strict adherence to fiduciary standards and compliance with all applicable U.S. federal and state securities laws. Adherence to this Code of Ethics and Statement of Policy and Procedures Regarding Personal Securities Transactions (the "Code and Statement") is a condition of service with DWSIPM.

         (b) The Code and Statement is intended to comply with Rule 17j-1 under the Investment Company Act of 1940, as amended (the "Investment Company Act"), which requires DWSIPM to adopt a code of ethics containing provisions reasonably necessary to prevent specified individuals from engaging in certain conduct. Under Rule 17j-1(b), certain conduct by (i) affiliated persons of investment companies managed or advised by DWSIPM, (ii) DWSIPM itself as adviser of these companies, (iii) affiliated persons of DWSIPM, (iv) the principal underwriter of the investment companies and (v) affiliated persons of their principal underwriter, with respect to purchases or sales of Securities Held or to be Acquired by a Client that is an investment company is prohibited. DWSIPM understands that each such investment company has adopted a code of ethics with respect to access persons of the investment companies themselves. As set forth in Section 3 below, this Code and Statement applies to all employees and other Access Persons. The Code and Statement is also intended to comply with the provisions of Rule 204-2 under the Investment Advisers Act of 1940, as amended (the "Advisers Act"), which requires DWSIPM to maintain records of Securities transactions in Personal Accounts of certain of its personnel. Access Persons are reminded that in addition to this Code and Statement, their activities are subject to the Compliance Policy Manual of DWS Investment GmbH, which DWSIPM has also adopted.

         (c) This Code and Statement is intended to ensure that the personal securities transactions of persons subject thereto are conducted in accordance with the following principles:

                  (i) A duty at all times to place first the interests of Clients;

                  (ii) The requirement that all personal securities transactions be conducted consistent with this Code and Statement and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual's responsibility and position of trust; and

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                  (iii) The fundamental standard that DWSIPM personnel not take inappropriate advantage of their positions.

         (d) In addition to the specific prohibitions on certain personal Securities transactions as set forth below, all Access Persons are prohibited, in connection with the Purchase or Sale, directly or indirectly, by such persons of a Security Held or to be Acquired by a Client, from:

                  (i) Employing any device, scheme or artifice to defraud any Client;

                  (ii) Making to any Client any untrue statement of a material fact or omitting to state to such Client a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

                  (iii) Engaging in any act, practice or course of business which operates or would or rate as a fraud or deceit upon any Client;

                  (iv) Engaging in any manipulative practice with respect to any Client; or

                  (v) Revealing to any other person (except in the normal course of his or her duties on behalf of a Client) any information regarding Securities transactions by any Client or the consideration by any Client or DWSIPM of any such Securities transactions.

2.       Definitions

         The following definitions apply for purposes of the Code and Statement in addition to the definitions contained elsewhere herein.

         (a) "Access Person" means any director, officer or Advisory Person of DWSIPM and any other personnel so designated by the Compliance Officer because of their asset management responsibilities or frequent interactions with Access Persons.

         (b) "Advisory Person" means: (i) any employee of DWSIPM or an employee of any company (such as DWS or Deutsche Bank AG) in a Control Relationship to DWSIPM who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of Covered Securities by a Client, or whose functions relate to the making of any recommendations with respect to the purchases or sales; and (ii) any natural person in a Control Relationship to DWSIPM who obtains information concerning recommendations made to a Client with regard to the purchase or sale of Covered Securities by the Client.

         (c) A Security is "being considered for purchase or sale" when a recommendation to purchase or sell a Security has been made and communicated, and with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

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        (d)     "Beneficial Ownership" includes ownership by any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect pecuniary interest in a Security.

        (e)     "Client" has the meaning defined in Section 1(a) of this Code.

        (f)     "Compliance Officer" refers to DWSIPM's Compliance Officer.

        (g) "Control" shall have the same meaning as set forth in Section 2(a)(9) of the Investment Company Act. Under that Section, beneficial ownership of over 25% of the voting securities of a company constitutes Control of that company until such time (if ever) as the U.S. Securities and Exchange Commission conducts an administrative proceeding and issues an order to the contrary.

        (h) "Control Relationship" means Controlling, Controllable by or under common Control with.

        (i) "Covered Security" means a security as defined in Section 2(a)(36) of the Investment Company Act, except that it does not include: (i) direct obligations of the Government of the United States; (ii) bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and (iii) shares issued by open-end investment companies registered under the Investment Company Act.

        (j) "Investment Personnel" means (i) any employee of DWSIPM or any employee of a company (such as DWS or Deutsche bank AG) in a Control Relationship to DWSIPM who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of Securities by a Client; and (ii) any natural person who Controls DWSIPM and who obtains information concerning recommendations made to the relevant Client regarding the purchase or sale of Securities by that Client.

        (k) "Initial Public Offering" or "IPO" includes IPOs that do not involve any offer in the United States.

        (l) "Personal Account" refers to (i) a brokerage or bank account of an individual subject to this Code and Statement; (ii) a brokerage or bank account (except a Client account) in which such individual has investment discretion or control; and (iii) a brokerage or bank account in which such individual otherwise has a beneficial interest (i.e. shares in the profits even if there is no influence on voting or disposition of the Securities). DWSIPM has concluded that an individual does not have beneficial ownership of an account of such individual's spouse, minor child or other person sharing the same household as such individual (a "Family Member Independent Account") if such individual does not have any investment discretion or control of the account and does not share in the profits of the account. The Compliance Officer is authorized to make inquiry into any particular individual's situation and determine that a Family Member Independent Account shall be treated as a Personal Account for purposes of this Code and Statement.

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        (m)     "Purchase or Sale" of a Security or a Covered Security includes, among other things, the writing or purchase of an option to purchase or sell a Security or a Covered Security.

        (n) "Security" also includes derivatives, commodities, options or forward contracts.

        (o) "Security Held or to be Acquired by a Client" means: (i) any Covered Security which, within the most recent 15 days, (A) is or has been held by a Client or (B) is being or has been considered by DWSIPM for purchase by a Client; and (ii) any option to purchase or sell, and any security convertible into or exchangeable for, a Covered Security described in the foregoing clause
(i).

3.      Application

        (a)     This Code and Statement applies to all Access Persons.

        (b) DWSIPM will provide all Access Persons with a copy of this Code and Statement.

4.      Exempted Transactions

        The reporting requirements of Section 6 of this Code shall not apply to:

        (a) Purchases or Sales of Covered Securities effected in any account over which the Access Person has no direct or indirect influence or Control;

        (b) Purchases or Sales of Covered Securities which are involuntary on the part of either the Access Person or the Client (e.g. if a debtor fails to redeem a debt and the creditor to whom the securities were pledged forces the debtor to sell the securities), subject to the provisions of Section 5 of this Code.

        (c) Purchases of Covered Securities which are either: made solely with the dividend proceeds received in a dividend reinvestment plan; or part of an automatic payroll deduction plan, whereby an Access Person purchases Securities issued by an employer.

        (d) Purchases of Covered Securities effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its Securities, to the extent such rights were acquired from such issuer, and any sales of such rights so acquired.

        (e) Purchases or Sales of Covered Securities which are not eligible for purchase or sale by a Client.

5.      Prohibited Purchases and Sales

        (a)     Basic Principle.
         In effecting transactions for its Access Persons, they will be treated no more favorably than Clients, except in the particular instances dealt with in this Code and

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Statement. Transactions for Access Persons may not conflict with the interests of Clients or DWSIPM. In the event of conflict of interests, the interests of Clients and of DWSIPM take precedence. Access Persons should refrain from transactions which make a dubious impression or which could damage the credibility of DWSIPM or its Access Persons. No Access Person shall recommend any transaction in Covered Securities by a Client without having disclosed his or her interest, if any, in such Covered Securities or the issuer thereof, including without limitation (i) his or her direct or indirect ownership in a Personal Account of any Securities of such issuer, (ii) any contemplated transaction by such person in such Securities, (iii) any position with such issuer or its affiliates and (iv) any present or proposed business relationship between such issuer or its affiliates, on the one hand, and such person or any party in which such person has a significant interest, on the other; provided, however, that in the event the interest of such Access Person in such securities or issuer is not material to his or her personal net worth and any contemplated transaction by such person in such securities cannot reasonably be expected to have a material adverse effect on any such transaction by the Client or on the market for the securities generally, such Access Person shall not be required to disclose his or her interest in the securities or issuer thereof in connection with any such recommendation.

         (b)      Front-Running.
         Personal Account transactions in the relevant Securities/derivatives may not be executed either before (if the Access Person has knowledge that Securities/derivatives are being considered for purchase or sale) or during the execution of (an) external or internal order(s) in such Securities/derivatives with a view to gaining advantages from price changes which may result from execution of the said order(s).

         (c) Personal Account Transactions/Prohibitions with Reserved Right of Permission.
         Personal Account transactions in Securities/derivatives which are on the restricted list are prohibited unless approved in advance by the Compliance Officer who may give permission on a case-by-case basis.

         (d)      Access Person Transactions as an Instrument of Portfolio
         Investment
         It is prohibited for Access Persons to engage in transactions involving frequent buying and selling purely for the purpose of gaining advantages from short-term price fluctuations. Access Persons should also refrain from deals which are disproportionate to their income or assets.
         No Access Person shall engage in any naked short sale of a Security.

         (e)      Initial Public Offerings
         All Investment Personnel must obtain approval from the Compliance Officer before directly or indirectly acquiring in any of their Personal Accounts any Securities in an Initial Public Offering.

         Approved purchases of Securities of an IPO must be routed for execution via a Deutsche Bank AG account through the respective account/safe-custody account section. Multiple subscriptions through different sections/departments of Deutsche Bank AG are not permissible. If allotments have to be reduced, the respective divisional management or an office nominated by management decides in agreement with Compliance (Head office) on the nature and form of allotment to Access Persons or to third parties for whom

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the Access Person is acting. In the allotment Access Persons are not to receive preferential treatment vis-a-vis Deutsche Bank AG customers.

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         (f)      Private Placement
         Purchases of Securities in a private placement (whether of a public or private company) are not permissible.

         (g)      Mandates
         Access Persons shall not serve on the boards of directors of any public company, absent express prior authorization from the managing director of DWSIPM in charge of compliance (or his or her designee).

         (h)      Gifts
         Access Persons shall not receive any gift, favor, preferential treatment, valuable consideration or other thing of more than a de minimis value in any year from a person or entity from, to or through whom a Client purchases or sells Securities, or an issuer of Securities.

6.       Reporting

         (a) Every Access Person shall report to the Compliance Officer the information described in Section 6(b) of this Code with respect to holdings and transactions (other than personal transactions in Securities exempted under Section 4 of this Code and Statement) in any Security in any Personal Account of the Access Person.

         (b) Every report required by Section 6(a) and shall be made (x) no later than 10 days after a person becomes an Access Person ("Initial Holdings Report"), (y) no later than 10 days after the end of a calendar quarter ("Quarterly Transaction Report") and (z) annually ("Annual Holdings Report"), and shall contain the following information:

                  (i) in the case of the Initial Holdings Report: (A) the title, number of shares and principal amount of each Covered Security in each Personal Account of the Access Person when the person became an Access Person; (B) the name of each broker, dealer or bank with whom the Access Person maintained such Personal Account as of the date the person become an Access Person; and (C) the date that the report is submitted by the Access Person.

                  (ii) in the case of a Quarterly Transaction Report: (A) with respect to any transaction during the quarter in a Covered Security in a Personal Account of the Access Person, (1) the date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each Covered Security involved, (2) the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition), (3) the price of the Covered Security at which the transaction was effected, (4) the name of the broker, dealer or bank with or through which the transaction was effected and (5) the date that the report is submitted by the Access Person; and (B) with respect to establishment of any Personal Account by the Access Person, (1) the name of the broker, dealer or bank with whom the Access Person established the account, (2) the date the account was established and (3) the date that the report is submitted by the Access Person.

                  (iii) in the case of each Annual Holdings Report: (A) the title, number of shares and principal amount of each Covered Security in each Personal

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         Account of the Access Person; (B) the name of each broker, dealer or bank with whom the Access Person maintains such Personal Account; and
         (C) the date that the report is submitted by the Access Person.

         Any such report may contain a statement that the report shall not be construed as an admission by the person making such report that he has any direct or indirect beneficial ownership in the security to which the report relates.

         (The daily report which is automatically generated by the EDP system shall be deemed to comply with clause (ii) of this Section 6(b))

         (c) The Compliance Officer shall maintain the reports required by paragraph (a) above and such other records, if any, as are required by Rule 17j-1 under the Investment Company Act and Rule 204-2 under the Advisers Act. All reports furnished pursuant to this Section will be kept confidential, subject to the rights of inspection by the Compliance Officer and by other third parties pursuant to applicable law.

         (d) The Compliance Office shall at least annually submit a written a report to the board of directors or trustees of each Client that is an SEC-registered investment company a written report that:

                  (i) describes any issues arising under this Code and Statement since the last report, including information about material violation of this Code and Statement and any sanctions imposed in response to the material violations, and

                  (ii) certifies that DWSIPM has adopted procedures reasonably necessary to prevent Access Persons from violating this Code and Statement.

7.       Sanctions

         Upon discovering a violation of this Code and Statement, any member of the DWS Group, with the advice of the Compliance Officer, may take such actions or impose such sanctions, if any, as it deems appropriate, including, inter alia, a letter of censure or suspension, a fine, or a recommendation of the termination of the employment of the violator.

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